Exhibit 99.B(d)(82)

Schedule A
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Metropolitan West Asset Management LLC

Dated February 6, 2013, as amended March 31st, 2016

SEI INSTITUTIONAL INVESTMENTS TRUST

Long Duration Bond Fund

Core Fixed Income Fund

Long Duration Corporate Bond Fund

Limited Duration Bond Fund

Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
 and
Metropolitan West Asset Management LLC

Dated February 6, 2013, as amended March 31st, 2016

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Investments Trust

Long Duration Bond Fund	[REDACTED]
Core Fixed Income Fund`	[REDACTED]
Long Duration Corporate Bond Fund	[REDACTED]
Limited Duration Bond Fund	[REDACTED]

Agreed and Accepted:

SEI Investments Management Corporation	Metropolitan West Asset Management LLC

By:	By:

/s/ William T. Lawrence	/s/ David Lippman

Name:	Name:

William T. Lawrence	David Lippman

Title:	Title:

Vice President	Chief Executive Officer